Exhibit 99.1

Thursday, January 12, 2023
FOR IMMEDIATE RELEASE

Washington Federal Announces Record Quarterly Earnings Per Share Of $1.16

SEATTLE, WASHINGTON – Washington Federal, Inc. (Nasdaq: WAFD) (the "Company"), parent company of Washington Federal Bank ("WaFd Bank"), today announced quarterly earnings of $79,509,000 for the quarter ended December 31, 2022, an increase of 58% from $50,281,000 for the quarter ended December 31, 2021. After the effect of dividends on preferred stock, net income available for common shareholders was $1.16 per diluted share for the quarter ended December 31, 2022, compared to $0.71 per diluted share for the quarter ended December 31, 2021, a $0.45 or 63% increase in fully diluted earnings per common share. Return on common shareholders' equity for the quarter ended December 31, 2022 was 15.15% compared to 10.12% for the quarter ended December 31, 2021. Return on assets for the quarter ended December 31, 2022 was 1.50% compared to 1.02% for the same quarter in the prior year.
Executive Vice President, Chief Consumer Banker and acting Chief Executive Officer Cathy Cooper commented, "The first fiscal quarter of 2023 was a great start to the year. Loan growth was robust, increasing $880 million or 5.5% for the quarter. Credit quality remained strong, with yet another quarter of net recoveries and our allowance for credit losses stands at $208 million. Solid growth in our fundamental business resulted in a 36.3% increase in net interest income over the same quarter last year as the increase in the average rate earned on our interest-earning assets outpaced the increase in the average rate paid on our interest-bearing liabilities.
Our results show that the Bank continues to benefit from rising rates while we hold the line on other expenses, as reflected in our improved efficiency ratio for the quarter, even as we make additional investments in technology enhancements such as voice-authenticated banking and data-driven personalization. It's not surprising that deposit costs are rising and liquidity in the system is tightening, for WaFd and the banking industry, which we view both as important and needed steps for economic stability
On November 13, 2022 we announced the signing of a definitive merger agreement with Luther Burbank Corporation (NASDAQ: LBC, “Luther Burbank”), creating a continuous footprint from Seattle to Austin. We believe our complementary approach to serving the needs of our clients and communities will lead to successful partnership opportunities for growth post-merger.
I’m also gratified to report that Brent Beardall, our President and CEO who is currently on leave, is recovering from multiple injuries he sustained on January 2, 2023. We expect him to soon be discharged from the hospital to focus on rehabilitation. Brent and the entire team at WaFd are grateful for the outpouring of love and support and we are overwhelmed by the response. It truly is a privilege for all of us here at WaFd Bank to continue to press forward on the bank’s strategic initiatives, including our proposed acquisition of Luther Burbank, while we await Brent’s return to his normal duties."
Total assets were $21.7 billion as of December 31, 2022, compared to $20.8 billion at September 30, 2022, primarily due to continued growth in net loans receivable funded by increased Federal Home Loan Bank ("FHLB") advances. Net loans increased by $880 million, or 5.5%, while FHLB advances increased $950 million, or 44.7%. Investment securities slightly decreased by $1 million during the quarter.
Customer deposits totaled $16.0 billion as of December 31, 2022, a decrease of 0.4% since September 30, 2022. Transaction accounts decreased by $144 million or 1.1% during that period, while time deposits increased $74 million or 2.2%. Our focus historically on growing transaction accounts is intended to lessen sensitivity to rising interest rates and manage interest expense. As of December 31, 2022, 78.6% of the Company’s deposits were transaction accounts, down from 79.2% at September 30, 2022. Core deposits, defined as all transaction accounts and time deposits less than $250,000, totaled 94.0% of deposits at December 31, 2022.

Borrowings from the FHLB totaled $3.08 billion as of December 31, 2022, up from $2.13 billion at September 30, 2022 driven largely by loan growth and relatively flat customer deposit balances. The effective weighted average interest rate of FHLB borrowings was 3.14% as of December 31, 2022, an increase from 2.02% at September 30, 2022.
The Company had strong loan originations of $2.04 billion for the first fiscal quarter of 2023, comparable to $2.13 billion of originations in the same quarter one year ago. Offsetting loan originations in each of these quarters were loan repayments of $1.23 billion and $1.83 billion, respectively. Commercial loans represented 84% of all loan originations during the first fiscal quarter of 2023 and consumer loans accounted for the remaining 16%. The Company views organic loan growth funded by low-cost core deposits as the highest and best use of its capital. Commercial loans are preferable as they generally have floating interest rates and shorter durations. The weighted average interest rate on the loan portfolio was 4.73% as of December 31, 2022, an increase from 4.25% as of September 30, 2022, due primarily to higher rates on adjustable rate loans and newly originated loans.
Credit quality is being monitored closely in light of the shifting economic and monetary environment. As of December 31, 2022, non-performing assets remained low from a historical perspective and totaled $38.7 million, or 0.18% of total assets, down from $44.6 million, or 0.21%, at September 30, 2022. The change fiscal year to date is due primarily to non-accrual loans decreasing by $5.4 million, or 16%, since September 30, 2022. Delinquent loans decreased to 0.16% of total loans at December 31, 2022, compared to 0.17% at September 30, 2022. The allowance for credit losses (including the reserve for unfunded commitments) totaled $208 million as of December 31, 2022, and was 1.03% of gross loans outstanding, as compared to $205 million, or 1.06% of gross loans outstanding, at September 30, 2022. Net recoveries were $0.5 million for the first fiscal quarter of 2023, compared to net recoveries of $2.1 million for the prior year same quarter. The Company has recorded net recoveries for nine consecutive years.
The Company recorded a $2.5 million provision for credit losses in the first fiscal quarter of 2023, compared to a provision for credit losses of $0.5 million in the same quarter of fiscal 2022. The provision for loan losses in the quarter ended December 31, 2022 was primarily due to growth in loans receivable largely offset by continued strong credit performance and collateral protection.
The Company paid a quarterly dividend on Series A preferred stock on October 15, 2022. On December 2, 2022, the Company paid a regular cash dividend on common stock of $0.24 per share, which represented the 159th consecutive quarterly cash dividend. Tangible common shareholders' equity per share increased by $0.75, or 2.9%, to $26.24 since September 30, 2022. The ratio of total tangible shareholders' equity to tangible assets was 9.44% as of December 31, 2022.
Net interest income was $183 million for the first fiscal quarter of 2023, an increase of $48.7 million or 36.3% from the same quarter in the prior year. The increase in net interest income was primarily due to an increase in the interest rate spread of 63 basis points. This was the result of the increase of 149 basis points in the average rate earned on interest-earning assets outpacing the 86 basis point increase in the average rate paid on interest-bearing liabilities. Net interest margin was 3.69% in the first fiscal quarter of 2023 compared to 3.64% for the quarter ended September 30, 2022 and 2.87% for the prior year quarter. This increase in net interest margin is directly attributable to both increasing market interest rates and the intentional shift over the last several years towards transaction deposits and commercial loans.
Total other income was $14.0 million for the first fiscal quarter of 2023 compared to $18.7 million in the prior year same quarter. The decrease in other income was primarily due to unrealized gains for certain equity investments of $5.1 million which were recorded in the quarter ended December 31, 2021. There was no similar gain in the quarter ended December 31, 2022.
Total other expense was $92.3 million in the first fiscal quarter of 2023, an increase of $2.7 million, or 3.0%, from the prior year's quarter. Compensation and benefits costs increased by $1.6 million, or 3.5%, over the prior year quarter primarily due to annual merit increases and investments in top talent and strategic initiatives. The Company’s efficiency ratio in the first fiscal quarter of 2023 was 46.8%, compared to 58.6% for the same period one year ago due to income growth outpacing expense growth.

Income tax expense totaled $22.4 million for the first fiscal quarter of 2023, as compared to $13.0 million for the prior year same quarter. The effective tax rate for the quarter ended December 31, 2022 was 22.00% compared to 21.23% for the year ended September 30, 2022. The Company’s effective tax rate may vary from the statutory rate mainly due to state taxes, tax-exempt income and tax-credit investments.
WaFd Bank is headquartered in Seattle, Washington, and has 200 branches in eight western states. To find out more about WaFd Bank, please visit our website www.wafdbank.com. The Company uses its website to distribute financial and other material information about the Company.
Important Cautionary Statements

The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2022 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
This press release contains statements about the Company’s future that are not statements of historical or current fact. These statements are “forward looking statements” for purposes of applicable securities laws, and are based on current information and/or management's good faith belief as to future events. Words such as “anticipate,” “believe,” “continue,” “expect,” “goal,” “intend,” “should,” “strategy,” “will,” or similar expressions signify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance. By their nature, forward-looking statements involve inherent risk and uncertainties, including the following risks and uncertainties, and those risks and uncertainties more fully discussed under “Risk Factors” in the Company’s September 30, 2022 10-K, which could cause actual performance to differ materially from that anticipated by any forward-looking statements. In particular, any forward-looking statements are subject to risks and uncertainties related to (i) the effect of COVID-19 and other infectious illness outbreaks that may arise in the future and the resulting governmental and societal responses; (ii) current and future economic conditions, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, and slowdowns in economic growth; (iii) financial stress on borrowers (consumers and businesses) as a result of higher interest rates or an uncertain economic environment; (iv) global economic trends, including developments related to Ukraine and Russia, and related negative financial impacts on our borrowers; (v) fluctuations in interest rate risk and market interest rates, including the effect on our net interest income and net interest margin; (vi) risks related to the proposed merger with Luther Burbank; and (vii) our ability to identify and address cyber-security risks, including security breaches, “denial of service attacks,” “hacking” and identity theft. The Company undertakes no obligation to update or revise any forward-looking statement.
# # #

Contact:

Washington Federal, Inc.
425 Pike Street, Seattle, WA 98101
Brad Goode, SVP, Chief Marketing Officer
206-626-8178
brad.goode@wafd.com

WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	December 31, 2022	September 30, 2022
	(In thousands, except share and ratio data)
ASSETS
Cash and cash equivalents	$645,862	$683,965
Available-for-sale securities, at fair value	2,059,837	2,051,037
Held-to-maturity securities, at amortized cost	453,443	463,299
Loans receivable, net of allowance for loan losses of $176,797 and $172,808	16,993,588	16,113,564
Interest receivable	75,316	63,872
Premises and equipment, net	240,360	243,062
Real estate owned	6,117	6,667
FHLB and FRB stock	133,073	95,073
Bank owned life insurance	238,370	237,931
Intangible assets, including goodwill of $303,457 and $303,457	308,767	309,009
Other assets	499,078	504,652
	$21,653,811	$20,772,131
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Transaction deposits	$12,547,832	$12,691,527
Time deposits	3,412,203	3,338,043
Total customer deposits	15,960,035	16,029,570
FHLB advances	3,075,000	2,125,000
Advance payments by borrowers for taxes and insurance	17,626	50,051
Federal and state income tax liabilities, net	16,995	3,306
Accrued expenses and other liabilities	259,774	289,944
	19,329,430	18,497,871
Shareholders’ equity
Preferred stock, $1.00 par value, 5,000,000 shares authorized; 300,000 and 300,000 shares issued; 300,000 and 300,000 shares outstanding	300,000	300,000
Common stock, $1.00 par value, 300,000,000 shares authorized; 136,373,350 and 136,270,886 shares issued; 65,387,745 and 65,330,126 shares outstanding	136,373	136,271
Additional paid-in capital	1,689,209	1,686,975
Accumulated other comprehensive income (loss), net of taxes	41,726	52,481
Treasury stock, at cost; 70,985,605 and 70,940,760 shares	(1,591,935)	(1,590,207)
Retained earnings	1,749,008	1,688,740
	2,324,381	2,274,260
	$21,653,811	$20,772,131
CONSOLIDATED FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	$30.96	$30.22
Tangible common shareholders' equity per share	26.24	25.49
Shareholders' equity to total assets	10.73%	10.95%
Tangible shareholders' equity to tangible assets	9.44%	9.60%
Tangible shareholders' equity + allowance for credit losses to tangible assets	10.27%	10.45%
Weighted average rates at period end
Loans and mortgage-backed securities	4.59%	4.13%
Combined loans, mortgage-backed securities and investments	4.46	4.04
Customer accounts	0.94	0.51
Borrowings	3.14	2.02
Combined cost of customer accounts and borrowings	1.29	0.68
Net interest spread	3.17	3.36

WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	As of
SUMMARY FINANCIAL DATA	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(In thousands, except share and ratio data)
Cash	$645,862	$683,965	$607,421	$1,947,504	$1,880,647
Loans receivable, net	16,993,588	16,113,564	15,565,165	15,094,926	14,592,202
Allowance for credit losses ("ACL")	208,297	205,308	203,479	201,384	201,411
Available-for-sale securities, at fair value	2,059,837	2,051,037	2,150,732	1,909,605	1,946,139
Held-to-maturity securities, at amortized cost	453,443	463,299	477,884	301,221	326,387
Total assets	21,653,811	20,772,131	20,158,831	20,560,279	19,973,171
Transaction deposits	12,547,832	12,691,527	12,668,251	13,139,606	12,550,062
Time deposits	3,412,203	3,338,043	3,297,369	3,251,042	3,351,984
FHLB advances	3,075,000	2,125,000	1,700,000	1,720,000	1,720,000
Total shareholders' equity	2,324,381	2,274,260	2,220,111	2,191,701	2,149,126

FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	30.96	30.22	29.39	28.97	28.33
Tangible common shareholders' equity per share	26.24	25.49	24.66	24.23	23.59
Shareholders' equity to total assets	10.73%	10.95%	11.01%	10.66%	10.76%
Tangible shareholders' equity to tangible assets	9.44%	9.60%	9.63%	9.29%	9.35%
Tangible shareholders' equity + ACL to tangible assets	10.27%	10.45%	10.65%	10.29%	10.38%
Common shares outstanding	65,387,745	65,330,126	65,321,869	65,306,928	65,263,738
Preferred shares outstanding	300,000	300,000	300,000	300,000	300,000
Loans to customer deposits	106.48%	100.52%	97.49%	92.09%	91.76%

CREDIT QUALITY
ACL to gross loans	1.03%	1.06%	1.08%	1.13%	1.18%
ACL to non-accrual loans	713.83%	594.51%	554.76%	598.66%	447.99%
Non-accrual loans to net loans	0.17%	0.21%	0.24%	0.22%	0.31%
Non-accrual loans	29,180	34,534	36,679	33,639	44,959
Non-performing assets to total assets	0.18%	0.21%	0.25%	0.23%	0.27%
Non-performing assets	38,650	44,554	50,430	47,243	54,790

WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
	2022	2021
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$203,946	$138,509
Mortgage-backed securities	10,613	4,792
Investment securities and cash equivalents	18,860	7,139
	233,419	150,440
INTEREST EXPENSE
Customer accounts	31,646	8,461
FHLB advances and other borrowings	18,974	7,843
	50,620	16,304
Net interest income	182,799	134,136
Provision (release) for credit losses	2,500	500
Net interest income after provision (release)	180,299	133,636
OTHER INCOME
Gain (loss) on sale of investment securities	—	81
Loan fee income	1,502	1,921
Deposit fee income	6,353	6,443
Other Income	6,169	10,236
	14,024	18,681
OTHER EXPENSE
Compensation and benefits	49,070	47,425
Occupancy	10,102	10,090
FDIC insurance premiums	3,675	3,100
Product delivery	4,621	4,721
Information technology	12,329	11,421
Other	12,481	12,856
	92,278	89,613
Gain (loss) on real estate owned, net	(112)	562
Income before income taxes	101,933	63,266
Income tax provision	22,424	12,985
Net income	79,509	50,281
Dividends on preferred stock	3,656	3,656
Net income available to common shareholders	$75,853	$46,625
PER SHARE DATA
Basic earnings per common share	$1.16	$0.72
Diluted earnings per common share	1.16	0.71
Cash dividends per common share	0.24	0.23
Basic weighted average shares outstanding	65,341,974	65,207,837
Diluted weighted average shares outstanding	65,430,690	65,350,174
PERFORMANCE RATIOS
Return on average assets	1.50%	1.02%
Return on average common equity	15.15	10.12
Net interest margin	3.69	2.87
Efficiency ratio	46.78	58.64

WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$203,946	$174,710	$149,113	$139,260	$138,509
Mortgage-backed securities	10,613	8,263	8,618	4,659	4,792
Investment securities and cash equivalents	18,860	14,960	9,417	6,919	7,139
	233,419	197,933	167,148	150,838	150,440
INTEREST EXPENSE
Customer accounts	31,646	17,071	9,284	8,225	8,461
FHLB advances and other borrowings	18,974	7,243	6,118	7,525	7,843
	50,620	24,314	15,402	15,750	16,304
Net interest income	182,799	173,619	151,746	135,088	134,136
Provision (release) for credit losses	2,500	1,500	1,500	(500)	500
Net interest income after provision (release)	180,299	172,119	150,246	135,588	133,636
OTHER INCOME
Gain (loss) on sale of investment securities	—	18	—	—	81
Loan fee income	1,502	1,154	1,618	2,475	1,921
Deposit fee income	6,353	6,604	6,613	6,282	6,443
Other income	6,169	6,706	9,319	6,902	10,236
	14,024	14,482	17,550	15,659	18,681
OTHER EXPENSE
Compensation and benefits	49,070	51,304	48,073	47,115	47,425
Occupancy	10,102	10,568	10,053	11,788	10,090
FDIC insurance premiums	3,675	2,231	2,100	2,100	3,100
Product delivery	4,621	5,104	4,667	5,044	4,721
Information technology	12,329	12,228	11,831	11,722	11,421
Other expense	12,481	11,707	10,679	10,648	12,856
	92,278	93,142	87,403	88,417	89,613
Gain (loss) on real estate owned, net	(112)	(488)	448	129	562
Income before income taxes	101,933	92,971	80,841	62,959	63,266
Income tax provision	22,424	19,576	17,546	13,600	12,985
Net income	79,509	73,395	63,295	49,359	50,281
Dividends on preferred stock	3,656	3,656	3,656	3,656	3,656
Net income available to common shareholders	$75,853	$69,739	$59,639	$45,703	$46,625
PER SHARE DATA
Basic earnings per common share	$1.16	$1.07	$0.91	$0.70	$0.72
Diluted earnings per common share	1.16	1.07	0.91	0.70	0.71
Cash dividends per common share	0.24	0.24	0.24	0.24	0.23
Basic weighted average shares outstanding	65,341,974	65,326,706	65,315,481	65,301,171	65,207,837
Diluted weighted average shares outstanding	65,430,690	65,423,817	65,395,666	65,445,206	65,350,174
PERFORMANCE RATIOS
Return on average assets	1.50%	1.44%	1.25%	0.98%	1.02%
Return on average common equity	15.15	14.22	12.50	9.80	10.12
Net interest margin	3.69	3.64	3.22	2.90	2.87
Efficiency ratio	46.78	49.52	51.63	58.65	58.64